NEWS RELEASE

FOR IMMEDIATE RELEASE
CONTACT: Michael J. Blodnick
(406) 751-4701
Randy Chesler
(406) 751-4722
Ron J. Copher
(406) 751-7706

GLACIER BANCORP, INC. ANNOUNCES
RESULTS FOR THE QUARTER ENDED JUNE 30, 2016

2nd Quarter 2016 Highlights:

•	Record earnings of $30.5 million for the current quarter, an increase $1.1 million, or 4 percent, over the prior year second quarter net income of $29.3 million.

•	Current quarter diluted earnings per share of $0.40, an increase of 3 percent from the prior year second quarter diluted earnings per share of $0.39.

•	Loan growth of $181 million, or 14 percent annualized for the current quarter.

•	Net interest margin of 4.06 percent as a percentage of earning assets, on a tax equivalent basis, for the current quarter compared to 4.01 percent in the prior quarter.

•
Dividend declared of $0.20 per share, an increase of $0.01 per share, or 5 percent, over the prior year second quarter. The dividend was the 125th consecutive quarterly dividend declared by the Company.

•	The Company successfully completed the second and third phase of the consolidation of its bank divisions’ core database systems into our new “Gold Bank” core database system.

•	The Company announced the signing of a definitive agreement to acquire Treasure State Bank based in Missoula, Montana.

First Half of 2016 Highlights:

•	Net income of $59.1 million for the first half of 2016, an increase of 4 percent over $57.0 million for the same period in the prior year.

•	Diluted earnings per share of $0.78, an increase of 3 percent from the prior year first half diluted earnings per share of $0.76.

•	Loan growth of $300 million, or 12 percent annualized for the for the first half of the current year.

•	Net interest margin of 4.04 percent as a percentage of earning assets, on a tax equivalent basis, for the first six months of the current year compared to 4.00 percent for the same period last year.

Financial Highlights

	At or for the Three Months ended			At or for the Six Months ended
(Dollars in thousands, except per share and market data)	Jun 30, 2016	Mar 31, 2016	Jun 30, 2015	Jun 30, 2016	Jun 30, 2015
Operating results
Net income	$30,451	28,682	29,335	59,133	57,005
Basic earnings per share	$0.40	0.38	0.39	0.78	0.76
Diluted earnings per share	$0.40	0.38	0.39	0.78	0.76
Dividends declared per share	$0.20	0.20	0.19	0.40	0.37
Market value per share
Closing	$26.58	25.42	29.42	26.58	29.42
High	$27.68	26.34	30.08	27.68	30.08
Low	$24.31	22.19	24.76	22.19	22.27
Selected ratios and other data
Number of common stock shares outstanding	76,171,580	76,168,388	75,531,258	76,171,580	75,531,258
Average outstanding shares - basic	76,170,734	76,126,251	75,530,591	76,148,493	75,369,366
Average outstanding shares - diluted	76,205,069	76,173,417	75,565,655	76,191,655	75,407,621
Return on average assets (annualized)	1.34%	1.28%	1.39%	1.31%	1.37%
Return on average equity (annualized)	10.99%	10.53%	11.05%	10.76%	10.89%
Efficiency ratio	56.10%	56.53%	55.91%	56.31%	55.36%
Dividend payout ratio	50.00%	52.63%	48.72%	51.28%	48.68%
Loan to deposit ratio	76.92%	74.65%	74.11%	76.92%	74.11%
Number of full time equivalent employees	2,210	2,184	2,058	2,210	2,058
Number of locations	143	144	135	143	135
Number of ATMs	167	167	158	167	158

KALISPELL, MONTANA, July 21, 2016 - Glacier Bancorp, Inc. (Nasdaq: GBCI) reported net income of $30.5 million for the current quarter, an increase of $1.1 million, or 4 percent, from the $29.3 million of net income for the prior year second quarter. Diluted earnings per share for the current quarter was $0.40 per share, an increase of $0.01, or 3 percent, from the prior year second quarter diluted earnings per share of $0.39. Included in the current quarter was $1.0 million of acquisition-related expenses, including conversion expenses, and $1.3 million of expenses related to the Company’s consolidation of its bank divisions’ core database systems (Core Consolidation Project or “CCP”) including expenses related to the re-issuance of debit cards with chip technology. The Company has completed the CCP conversion project for six of its thirteen bank divisions and is expecting to complete the project by year end. “It was another very solid quarter on a number of fronts,” said Mick Blodnick, President and Chief Executive Officer.  “Our Banks provided a record quarter for earnings and organic loan production at a time when we are in the midst of the largest internal core data project we have ever undertaken. In addition, our core interest margin remained above 4 percent,” Blodnick said.

Net income for the six months ended June 30, 2016 was $59.1 million, an increase of $2.1 million, or 4 percent, from the $57.0 million of net income for the first six months of the prior year. Diluted earnings per share for the first half of 2016 was $0.78 per share, an increase of $0.02, or 3 percent, from the diluted earnings per share of $0.76 for the first six months of the prior year.

The acquisition of Treasure State Bank marks the Company’s 18th acquisition since 2000 and its sixth announced transaction in the past three years. As of December 31, 2015, Treasure State Bank had total assets of $71.8 million, gross loans of $53.2 million and total deposits of $57.7 million. The Company has received all regulatory approvals for the transaction. “We’re excited to add Treasure State Bank and a group of talented bankers to our Company,” said Blodnick. “This Bank will fit nicely with First Security Bank and we expect it to be an excellent strategic addition.”

Asset Summary

					$ Change from
(Dollars in thousands)	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Jun 30, 2015	Mar 31, 2016	Dec 31, 2015	Jun 30, 2015
Cash and cash equivalents	$160,333	150,861	193,253	355,719	9,472	(32,920)	(195,386)
Investment securities, available-for-sale	2,487,955	2,604,625	2,610,760	2,361,830	(116,670)	(122,805)	126,125
Investment securities, held-to-maturity	680,574	691,663	702,072	593,314	(11,089)	(21,498)	87,260
Total investment securities	3,168,529	3,296,288	3,312,832	2,955,144	(127,759)	(144,303)	213,385
Loans receivable
Residential real estate	672,895	685,026	688,912	635,674	(12,131)	(16,017)	37,221
Commercial real estate	2,773,298	2,680,691	2,633,953	2,454,369	92,607	139,345	318,929
Other commercial	1,258,227	1,172,956	1,099,564	1,074,905	85,271	158,663	183,322
Home equity	431,659	423,895	420,901	410,708	7,764	10,758	20,951
Other consumer	242,538	234,625	235,351	231,775	7,913	7,187	10,763
Loans receivable	5,378,617	5,197,193	5,078,681	4,807,431	181,424	299,936	571,186
Allowance for loan and lease losses	(132,386)	(130,071)	(129,697)	(130,519)	(2,315)	(2,689)	(1,867)
Loans receivable, net	5,246,231	5,067,122	4,948,984	4,676,912	179,109	297,247	569,319
Other assets	624,349	606,471	634,163	602,035	17,878	(9,814)	22,314
Total assets	$9,199,442	9,120,742	9,089,232	8,589,810	78,700	110,210	609,632

Total investment securities of $3.169 billion at June 30, 2016 decreased $128 million, or 4 percent, during the current quarter. The decrease in the investment portfolio resulted from the Company redeploying the investment securities portfolio cash flow into the Company’s higher yielding loan portfolio. Investment securities represented 34 percent of total assets at June 30, 2016 compared to 36 percent of total assets at December 31, 2015 and 34 percent at June 30, 2015.

The Company experienced a 14 percent annualized loan growth rate during the current quarter. The loan portfolio increased $181 million, or 3 percent, during the current quarter. The loan category with the largest dollar increase was commercial real estate which increased $92.6 million, or 3 percent. The loan category with the largest percentage increase during the current quarter was other commercial loans which increased $85.3 million, or 7 percent. Included in other commercial loans are agriculture production, municipal, and other commercial and industrial loans, all of which increased during the current quarter. Excluding the acquisition of Cañon National Bank (“Cañon”) in October 2015, the loan portfolio increased $411 million, or 9 percent, since June 30, 2015 with $209 million and $167 million of the increase coming from growth in commercial real estate and other commercial loans, respectively. “For the second consecutive quarter we generated outstanding loan growth that exceeded expectations,” Blodnick said. “The growth was well distributed among all our Banks and gives us confidence that we will exceed our loan growth targets for 2016.”

Credit Quality Summary

	At or for the Six Months ended	At or for the Three Months ended	At or for the Year ended	At or for the Six Months ended
(Dollars in thousands)	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Jun 30, 2015
Allowance for loan and lease losses
Balance at beginning of period	$129,697	129,697	129,753	129,753
Provision for loan losses	568	568	2,284	1,047
Charge-offs	(2,532)	(1,163)	(7,001)	(2,598)
Recoveries	4,653	969	4,661	2,317
Balance at end of period	$132,386	130,071	129,697	130,519
Other real estate owned	$24,370	22,085	26,815	26,686
Accruing loans 90 days or more past due	6,194	4,615	2,131	618
Non-accrual loans	45,017	53,523	51,133	56,918
Total non-performing assets [1]	$75,581	80,223	80,079	84,222
Non-performing assets as a percentage of subsidiary assets	0.82%	0.88%	0.88%	0.98%
Allowance for loan and lease losses as a percentage of non-performing loans	259%	224%	244%	227%
Allowance for loan and lease losses as a percentage of total loans	2.46%	2.50%	2.55%	2.71%
Net (recoveries) charge-offs as a percentage of total loans	(0.04)%	—%	0.05%	0.01%
Accruing loans 30-89 days past due	$23,479	23,996	19,413	28,474
Accruing troubled debt restructurings	$50,054	53,311	63,590	64,336
Non-accrual troubled debt restructurings	$23,822	23,879	27,057	32,664
__________
1 As of June 30, 2016, non-performing assets have not been reduced by U.S. government guarantees of $2.3 million.

Non-performing assets at June 30, 2016 were $75.6 million, a decrease of $4.6 million, or 6 percent, during the current quarter and a decrease of $8.6 million, or 10 percent, from a year ago. Early stage delinquencies (accruing loans 30-89 days past due) of $23.4 million at June 30, 2016 decreased $517 thousand from the prior quarter.

The allowance loan and lease losses (“allowance”) as a percent of total loans outstanding at June 30, 2016 was 2.46 percent, a decrease of 9 basis points from 2.55 percent at December 31, 2015 which was driven by loan growth combined with stabilized credit quality. The allowance as a percent of total loans in the current quarter decreased 25 basis points from 2.71 percent at June 30, 2015 which was also the result of loan growth and stabilizing credit quality.

Credit Quality Trends and Provision for Loan Losses

(Dollars in thousands)	Provision for Loan Losses	Net (Recoveries) Charge-Offs	ALLL as a Percent of Loans	Accruing Loans 30-89 Days Past Due as a Percent of Loans	Non-Performing Assets to Total Subsidiary Assets
Second quarter 2016	$—	$(2,315)	2.46%	0.44%	0.82%
First quarter 2016	568	194	2.50%	0.46%	0.88%
Fourth quarter 2015	411	1,482	2.55%	0.38%	0.88%
Third quarter 2015	826	577	2.68%	0.37%	0.97%
Second quarter 2015	282	(381)	2.71%	0.59%	0.98%
First quarter 2015	765	662	2.77%	0.71%	1.07%
Fourth quarter 2014	191	1,070	2.89%	0.58%	1.08%
Third quarter 2014	360	364	2.93%	0.39%	1.21%

Net recoveries for the current quarter were $2.3 million compared to net charge-offs of $194 thousand for the prior quarter and net recoveries of $381 thousand from the same quarter last year. The net recoveries and charge-offs continue to trend in the right direction with a fair amount of volatility during the quarters. The Company was fortunate to recover a larger credit during the current quarter that it had been working towards a resolution for some time. There was no current quarter provision for loan losses, compared to $568 thousand in the prior quarter and $282 thousand in the prior year second quarter. Loan portfolio growth, composition, average loan size, credit quality considerations, and other environmental factors will continue to determine the level of the loan loss provision.

Supplemental information regarding credit quality and identification of the Company’s loan portfolio based on regulatory classification is provided in the exhibits at the end of this press release. The regulatory classification of loans is based primarily on collateral type while the Company’s loan segments presented herein are based on the purpose of the loan.

Liability Summary

					$ Change from
(Dollars in thousands)	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Jun 30, 2015	Mar 31, 2016	Dec 31, 2015	Jun 30, 2015
Deposits
Non-interest bearing deposits	$1,907,026	1,887,004	1,918,310	1,731,015	20,022	(11,284)	176,011
NOW and DDA accounts	1,495,952	1,448,454	1,516,026	1,396,997	47,498	(20,074)	98,955
Savings accounts	926,865	879,541	838,274	751,519	47,324	88,591	175,346
Money market deposit accounts	1,403,028	1,411,970	1,382,028	1,335,625	(8,942)	21,000	67,403
Certificate accounts	1,017,681	1,063,735	1,060,650	1,146,178	(46,054)	(42,969)	(128,497)
Core deposits, total	6,750,552	6,690,704	6,715,288	6,361,334	59,848	35,264	389,218
Wholesale deposits	338,264	325,490	229,720	197,323	12,774	108,544	140,941
Deposits, total	7,088,816	7,016,194	6,945,008	6,558,657	72,622	143,808	530,159
Repurchase agreements	414,327	445,960	423,414	408,935	(31,633)	(9,087)	5,392
Federal Home Loan Bank advances	328,832	313,969	394,131	329,470	14,863	(65,299)	(638)
Other borrowed funds	4,926	6,633	6,602	6,665	(1,707)	(1,676)	(1,739)
Subordinated debentures	125,920	125,884	125,848	125,776	36	72	144
Other liabilities	111,962	118,422	117,579	103,856	(6,460)	(5,617)	8,106
Total liabilities	$8,074,783	8,027,062	8,012,582	7,533,359	47,721	62,201	541,424

Non-interest bearing deposits of $1.907 billion at June 30, 2016, increased $20 million, or 1 percent, from the prior quarter which was driven by seasonal fluctuations and a strong inflow of new accounts. Excluding the Cañon acquisition, non-interest bearing deposits increased $86.9 million, or 5 percent, from June 30, 2015. Core interest bearing deposits of $4.844 billion at June 30, 2016, increased $39.8 million, or 1 percent, from the prior quarter. Excluding the Cañon acquisition, core interest bearing deposits at June 30, 2016 increased $65.0 million, or 1 percent, from June 30, 2015. Wholesale deposits (i.e., brokered deposits classified as NOW, DDA, money market deposit and certificate accounts) of $338 million at June 30, 2016 increased $109 million since December 31, 2015 and increased $141 million over the prior year second quarter. A majority of the increase was driven by a need to obtain wholesale deposits necessary for an interest rate swap.

Securities sold under agreements to repurchase (“repurchase agreements”) of $414 million at June 30, 2016 decreased $31.6 million, or 7 percent, from the prior quarter and increased $5.4 million, or 1 percent, from the prior year second quarter. Repurchase agreements fluctuated as certain customers had significant deposit cash flows. Federal Home Loan Bank (“FHLB”) advances of $329 million at June 30, 2016 increased $14.9 million, or 4 percent, during the current quarter to supplement the need for additional borrowings due to the loan growth in excess of deposit growth.

Stockholders’ Equity Summary

					$ Change from
(Dollars in thousands, except per share data)	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Jun 30, 2015	Mar 31, 2016	Dec 31, 2015	Jun 30, 2015
Common equity	$1,104,246	1,088,359	1,074,661	1,051,011	15,887	29,585	53,235
Accumulated other comprehensive income	20,413	5,321	1,989	5,440	15,092	18,424	14,973
Total stockholders’ equity	1,124,659	1,093,680	1,076,650	1,056,451	30,979	48,009	68,208
Goodwill and core deposit intangible, net	(153,608)	(154,396)	(155,193)	(142,344)	788	1,585	(11,264)
Tangible stockholders’ equity	$971,051	939,284	921,457	914,107	31,767	49,594	56,944

Stockholders’ equity to total assets	12.23%	11.99%	11.85%	12.30%
Tangible stockholders’ equity to total tangible assets	10.73%	10.48%	10.31%	10.82%
Book value per common share	$14.76	14.36	14.15	13.99	0.40	0.61	0.77
Tangible book value per common share	$12.75	12.33	12.11	12.10	0.42	0.64	0.65

Tangible stockholders’ equity of $971 million at June 30, 2016 increased $31.8 million, or 3 percent, from the prior quarter primarily from earnings retention and an increase in accumulated other comprehensive income. The increase in accumulated other comprehensive income was from an increase in unrealized gains on the available-for-sale investment securities portfolio driven by lower interest rates in the current quarter. Tangible stockholders’ equity increased $56.9 million, or 6 percent, from a year ago, the result of earnings retention, an increase in accumulated other comprehensive income and $15.2 million of Company stock issued in connection with the Cañon acquisition; such increases more than offset the increase in goodwill and other intangibles from the Cañon acquisition. At June 30, 2016, the tangible book value per common share was $12.75 an increase of $0.42 per share from $12.33 the prior quarter principally due to earnings retention and the increase in accumulated other comprehensive income. Tangible book value per common share for June 30, 2016, increased $0.65 per share from the prior year second quarter.

Cash Dividend
On June 29, 2016, the Company’s Board of Directors declared a quarterly cash dividend of $0.20 per share. The dividend was payable July 21, 2016 to shareholders of record July 12, 2016. Future cash dividends will depend on a variety of factors, including net income, capital, asset quality, general economic conditions and regulatory considerations.

Operating Results for Three Months Ended June 30, 2016
Compared to March 31, 2016 and June 30, 2015

Income Summary

	Three Months ended			$ Change from
(Dollars in thousands)	Jun 30, 2016	Mar 31, 2016	Jun 30, 2015	Mar 31, 2016	Jun 30, 2015
Net interest income
Interest income	$86,069	84,381	78,617	1,688	7,452
Interest expense	7,424	7,675	7,369	(251)	55
Total net interest income	78,645	76,706	71,248	1,939	7,397
Non-interest income
Service charges and other fees	15,772	14,681	15,062	1,091	710
Miscellaneous loan fees and charges	1,163	1,021	1,142	142	21
Gain on sale of loans	8,257	5,992	7,600	2,265	657
(Loss) gain on sale of investments	(220)	108	(98)	(328)	(122)
Other income	1,787	2,450	2,096	(663)	(309)
Total non-interest income	26,759	24,252	25,802	2,507	957
	$105,404	100,958	97,050	4,446	8,354
Net interest margin (tax-equivalent)	4.06%	4.01%	3.98%

Net Interest Income
In the current quarter, interest income of $86.1 million increased $1.7 million, or 2 percent from the prior quarter and was primarily driven by the increase in interest income from commercial loans. Commercial loan income increased $2.5 million, or 6 percent, during the current quarter with $759 thousand attributable to interest income recovered from loans previously placed on non-accrual. Current quarter interest income increased $7.5 million, or 9 percent, over the prior year second quarter because of increases in interest income on commercial loans which increased $6.3 million, or 15 percent, and increases in investment income which increased $1.1 million, or 5 percent.

The current quarter interest expense of $7.4 million decreased $251 thousand, or 3 percent, from the prior quarter and increased $55 thousand from the prior year second quarter. The total cost of funding (including non-interest bearing deposits) for the current quarter was 38 basis points compared to 39 basis points for the prior quarter and 40 basis points in the prior year second quarter.

The Company’s net interest margin as a percentage of earning assets, on a tax-equivalent basis, for the current quarter was 4.06 percent compared to 4.01 percent in the prior quarter. During the current quarter, the earning asset yield increased by 5 basis points and was primarily the result of a 4 basis points increase from the recovery of interest on loans previously placed on non-accrual. The Company’s current quarter net interest margin increased 8 basis points from the prior year second quarter net interest margin of 3.98 percent. The increase was driven by the shift in earning assets from the lower yielding investment securities to higher yielding loans, the current quarter recovery of interest on loans, and lower funding cost. “Excluding the impact of the interest recovery, the Company experienced a stable net interest margin of 4.02 percent for the current quarter. The shift in earning assets from investment securities to the the higher yielding loan portfolio continues to benefit the Company,” said Ron Copher, Chief Financial Officer.

Non-interest Income
Non-interest income for the current quarter totaled $26.8 million, an increase of $2.5 million, or 10 percent, from the prior quarter and an increase of $957 thousand, or 4 percent, over the same quarter last year. Service fee income of $15.8 million, increased $1.1 million, or 7 percent, from the prior quarter as a result of seasonal activity, an increase in the number of deposit accounts, and annual vendor incentives. Service fee income for the current quarter increased by $710 thousand, or 5 percent, from the prior year second quarter because of the increased number of deposit accounts. Gain on sale of residential loans for the current quarter increased $2.3 million, or 38 percent, from the prior quarter due to seasonal activity and the low interest rate environment. Gain on sale of residential loans for the current quarter increased $657 thousand, or 9 percent, from the prior year second quarter as the Company benefited from its focus on residential lending and a beneficial interest rate environment for mortgage loans. Included in other income was operating revenue of $40 thousand from other real estate owned (“OREO”) and a gain of $142 thousand from the sale of OREO, a combined total of $182 thousand for the current quarter compared to $214 thousand for the prior quarter and $323 thousand for the prior year second quarter.

Non-interest Expense Summary

	Three Months ended			$ Change from
(Dollars in thousands)	Jun 30, 2016	Mar 31, 2016	Jun 30, 2015	Mar 31, 2016	Jun 30, 2015
Compensation and employee benefits	$37,560	36,941	32,729	619	4,831
Occupancy and equipment	6,443	6,676	6,432	(233)	11
Advertising and promotions	2,085	2,125	2,240	(40)	(155)
Data processing	3,938	3,373	2,971	565	967
Other real estate owned	214	390	1,377	(176)	(1,163)
Regulatory assessments and insurance	1,066	1,508	1,006	(442)	60
Core deposit intangibles amortization	788	797	755	(9)	33
Other expenses	12,367	10,546	12,435	1,821	(68)
Total non-interest expense	$64,461	62,356	59,945	2,105	4,516

Compensation and employee benefits for the current quarter increased by $619 thousand, or 2 percent, from the prior quarter as a result of seasonal fluctuations. Compensation and employee benefits for the current quarter increased by $4.8 million, or 15 percent, from the prior year second quarter due to the increased number of employees, including increases from the Cañon acquisition, and annual salary increases. Current quarter occupancy and equipment expense decreased $233 thousand, or 3 percent, from the prior quarter and increased $11 thousand, or 17 basis points, from the prior year second quarter. The current quarter data processing expense increased $565 thousand, or 17 percent, from the prior quarter and increased $967 thousand from the prior year second quarter; such increases primarily from expenses associated with CCP. The current quarter OREO expense of $214 thousand included $145 thousand of operating expense, $24 thousand of fair value write-downs, and $45 thousand of loss from the sales of OREO. Current quarter other expenses of $12.4 million increased $1.8 million, or 17 percent, from the prior quarter and was driven by increases from acquisition-related expenses, including conversion expenses, and costs associated with CCP. Current quarter other expenses remained stable in total compared to the prior year second quarter, however several areas experienced increases or decreases related to acquisitions, CCP, and expenses connected with equity investments in New Market Tax Credit (“NMTC”) projects.

Efficiency Ratio
The current quarter efficiency ratio was 56.10 percent, a 43 basis points reduction from the prior quarter efficiency ratio of 56.53 percent which was driven by increases in interest income on commercial loans, service charges and gain on sale of residential loans. The current quarter efficiency ratio of 56.10 percent compared to 55.91 percent in the prior year second quarter. The 19 basis points increase in the efficiency ratio was the result of additional costs associated with CCP, which was greater than the benefits experienced in net interest income and non-interest income.

Operating Results for Six Months ended June 30, 2016
Compared to June 30, 2015

Income Summary

	Six Months ended		$ Change	% Change
(Dollars in thousands)	June 30, 2016	June 30, 2015
Net interest income
Interest income	$170,450	$156,103	$14,347	9%
Interest expense	15,099	14,751	348	2%
Total net interest income	155,351	141,352	13,999	10%
Non-interest income
Service charges and other fees	30,453	28,511	1,942	7%
Miscellaneous loan fees and charges	2,184	2,299	(115)	(5)%
Gain on sale of loans	14,249	13,030	1,219	9%
(Loss) gain on sale of investments	(112)	(93)	(19)	20%
Other income	4,237	4,748	(511)	(11)%
Total non-interest income	51,011	48,495	2,516	5%
	$206,362	$189,847	$16,515	9%
Net interest margin (tax-equivalent)	4.04%	4.00%

Net Interest Income
Net interest income for the first six months of the current year was $155.4 million, an increase of $14.0 million, or 10 percent, over the same period last year. Interest income for the first six months of the current year increased $14.3 million, or 9 percent, from the prior year first six months and was principally due to an $11.8 million increase in income from commercial loans. Additional increases included $2.0 million in interest income from investment securities and $706 thousand in interest income from residential loans.

Interest expense of $15.1 million for the first half the current year increased $348 thousand, or 2 percent, over the prior year first half. Deposit interest expense for the first six months of the current year increased $1.1 million, or 13 percent, from the prior year first six months and was driven by the increase in wholesale deposits and the additional interest expense for an interest rate swap with a notional $100 million that began its accrual period in December 2015. FHLB interest expense decreased $1.1 million, or 25 percent, which resulted from long-term advances maturing and being replaced by lower rate short-term advances. The total funding cost (including non-interest bearing deposits) for the first six months of 2016 was 39 basis points compared to 41 basis points for the first six months of 2015.

The net interest margin as a percentage of earning assets, on a tax-equivalent basis, for the first six months of 2016 was 4.04 percent, a 4 basis point increase from the net interest margin of 4.00 percent for the first six months of 2015. The increase in the margin was primarily attributable to a shift in earning assets to higher yielding loans combined with a continued increase in low cost deposits.

Non-interest Income
Non-interest income of $51.0 million for the first half of 2016 increased $2.5 million, or 5 percent, over the same period last year. Service charges and other fees of $30.5 million for the first six months of 2016 increased $1.9 million, or 7 percent, from the same period last year as a result of an increased number of deposit accounts and increases from recent acquisitions. The gain of $14.2 million on the sale of residential loans for the first half of 2016 increased $1.2 million, or 9 percent, from the first half of 2015. Included in other income was operating revenue of $50 thousand from OREO and gains of $345 thousand from the sales of OREO, which totaled $395 thousand for the first half of 2016 compared to $740 thousand for the same period in the prior year.

Non-interest Expense Summary

	Six Months ended		$ Change	% Change
(Dollars in thousands)	June 30, 2016	June 30, 2015
Compensation and employee benefits	$74,501	$64,973	$9,528	15%
Occupancy and equipment	13,119	12,492	627	5%
Advertising and promotions	4,210	4,167	43	1%
Data processing	7,311	5,522	1,789	32%
Other real estate owned	604	2,135	(1,531)	(72)%
Regulatory assessments and insurance	2,574	2,311	263	11%
Core deposit intangible amortization	1,585	1,486	99	7%
Other expenses	22,913	22,356	557	2%
Total non-interest expense	$126,817	$115,442	$11,375	10%

Compensation and employee benefits for the first six months of 2016 increased $9.5 million, or 15 percent, from the same period last year due to expenses related to CCP, the increased number of employees including from the acquired banks, and annual salary increases. Occupancy and equipment expense of $13.1 million for the first half of 2016 increased $627 thousand, or 5 percent. Outsourced data processing expense increased $1.8 million, or 32 percent, from the prior year first six months as a result of additional costs from CCP. OREO expense of $604 thousand in the first six months of 2016 decreased $1.5 million, or 72 percent, from the first six months of the prior year. OREO expense for the first six months of 2016 included $281 thousand of operating expenses, $79 thousand of fair value write-downs, and $244 thousand of loss from the sales of OREO.

Provision for Loan Losses
The provision for loan losses was $568 thousand for the first six months of 2016, a decrease of $479 thousand, or 46 percent, from the same period in the prior year. Net recovery of loans during the first six months of 2016 was $2.1 million compared to net charge-offs of $281 thousand from the first six months of 2015.

Efficiency Ratio
The efficiency ratio was 56.31 percent for the first six months of 2016 and 55.36 percent for the first six months of 2015. Although there were increases in both net interest income and non-interest income, such increases were outpaced by the increases in CCP expenses and compensation expenses which contributed to the higher efficiency ratio in 2016.

Forward-Looking Statements
This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about management’s plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “should,” “projects,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations in the forward-looking statements, including those set forth in this news release:

•	the risks associated with lending and potential adverse changes of the credit quality of loans in the Company’s portfolio;

•
changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System or the Federal Reserve Board, which could adversely affect the Company’s net interest income and profitability;

•	legislative or regulatory changes, including increased banking and consumer protection regulation that adversely affect the Company’s business;

•	ability to complete pending or prospective future acquisitions, limit certain sources of revenue, or increase cost of operations;

•	costs or difficulties related to the completion and integration of acquisitions;

•	the goodwill the Company has recorded in connection with acquisitions could become impaired, which may have an adverse impact on earnings and capital;

•	reduced demand for banking products and services;

•
the risks presented by continued public stock market volatility, which could adversely affect the market price of the Company’s common stock and the ability to raise additional capital or grow the Company through acquisitions;

•
consolidation in the financial services industry in the Company’s markets resulting in the creation of larger financial institutions who may have greater resources could change the competitive landscape;

•	dependence on the Chief Executive Officer, the senior management team and the Presidents of Glacier Bank divisions;

•	potential interruption or breach in security of the Company’s systems and technological changes which could expose us to new risks, fraud or system failures; and

•	the Company’s success in managing risks involved in the foregoing.

The Company does not undertake any obligation to publicly correct or update any forward-looking statement if it later becomes aware that actual results are likely to differ materially from those expressed in such forward-looking statement.

Conference Call Information
A conference call for investors is scheduled for 11:00 a.m. Eastern Time on Friday, July 22, 2016. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 877-561-2748 and the conference ID is 41356911. To participate on the webcast, log on to: http://edge.media-server.com/m/p/grb9rbne. If you are unable to participate during the live webcast, the call will be archived on our Web site, www.glacierbancorp.com, or by calling 855-859-2056 with the ID 41356911 until August 5, 2016.

About Glacier Bancorp, Inc.
Glacier Bancorp, Inc. is a regional bank holding company providing commercial banking services in 88 communities in Montana, Idaho, Utah, Washington, Wyoming and Colorado. Glacier Bancorp, Inc. is headquartered in Kalispell, Montana, and  is the parent company for Glacier Bank, Kalispell and Bank divisions First Security Bank of Missoula; Valley Bank of Helena; Big Sky Western Bank, Bozeman; Western Security Bank, Billings; and First Bank of Montana, Lewistown, all operating in Montana; as well as Mountain West Bank, Coeur d’Alene operating in Idaho, Utah and Washington; Citizens Community Bank, Pocatello, operating in Idaho; 1st Bank, Evanston, operating in Wyoming and Utah;  First Bank of Wyoming, Powell and First State Bank, Wheatland, each operating in Wyoming; North Cascades Bank, Chelan, operating in Washington; and Bank of the San Juans, Durango, operating in Colorado.

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Financial Condition

(Dollars in thousands, except per share data)	June 30, 2016	March 31, 2016	December 31, 2015	June 30, 2015
Assets
Cash on hand and in banks	$147,748	104,222	117,137	120,783
Federal funds sold	—	1,400	6,080	—
Interest bearing cash deposits	12,585	45,239	70,036	234,936
Cash and cash equivalents	160,333	150,861	193,253	355,719
Investment securities, available-for-sale	2,487,955	2,604,625	2,610,760	2,361,830
Investment securities, held-to-maturity	680,574	691,663	702,072	593,314
Total investment securities	3,168,529	3,296,288	3,312,832	2,955,144
Loans held for sale	74,140	40,484	56,514	53,201
Loans receivable	5,378,617	5,197,193	5,078,681	4,807,431
Allowance for loan and lease losses	(132,386)	(130,071)	(129,697)	(130,519)
Loans receivable, net	5,246,231	5,067,122	4,948,984	4,676,912
Premises and equipment, net	177,911	192,951	194,030	186,858
Other real estate owned	24,370	22,085	26,815	26,686
Accrued interest receivable	47,554	47,363	44,524	44,563
Deferred tax asset	46,488	55,773	58,475	56,571
Core deposit intangible, net	12,970	13,758	14,555	11,501
Goodwill	140,638	140,638	140,638	130,843
Non-marketable equity securities	24,791	24,199	27,495	24,914
Other assets	75,487	69,220	71,117	66,898
Total assets	$9,199,442	9,120,742	9,089,232	8,589,810
Liabilities
Non-interest bearing deposits	$1,907,026	1,887,004	1,918,310	1,731,015
Interest bearing deposits	5,181,790	5,129,190	5,026,698	4,827,642
Securities sold under agreements to repurchase	414,327	445,960	423,414	408,935
FHLB advances	328,832	313,969	394,131	329,470
Other borrowed funds	4,926	6,633	6,602	6,665
Subordinated debentures	125,920	125,884	125,848	125,776
Accrued interest payable	3,486	3,608	3,517	3,790
Other liabilities	108,476	114,814	114,062	100,066
Total liabilities	8,074,783	8,027,062	8,012,582	7,533,359
Stockholders’ Equity
Preferred shares, $0.01 par value per share, 1,000,000 shares authorized, none issued or outstanding	—	—	—	—
Common stock, $0.01 par value per share, 117,187,500 shares authorized	762	762	761	755
Paid-in capital	737,379	736,664	736,368	720,073
Retained earnings - substantially restricted	366,105	350,933	337,532	330,183
Accumulated other comprehensive income	20,413	5,321	1,989	5,440
Total stockholders’ equity	1,124,659	1,093,680	1,076,650	1,056,451
Total liabilities and stockholders’ equity	$9,199,442	9,120,742	9,089,232	8,589,810

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Operations

	Three Months ended			Six Months ended
(Dollars in thousands, except per share data)	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Interest Income
Investment securities	$23,037	23,883	21,959	46,920	44,918
Residential real estate loans	8,124	8,285	7,942	16,409	15,703
Commercial loans	47,002	44,503	40,698	91,505	79,720
Consumer and other loans	7,906	7,710	8,018	15,616	15,762
Total interest income	86,069	84,381	78,617	170,450	156,103
Interest Expense
Deposits	4,560	4,795	4,112	9,355	8,259
Securities sold under agreements to repurchase	275	318	232	593	473
Federal Home Loan Bank advances	1,665	1,652	2,217	3,317	4,412
Federal funds purchased and other borrowed funds	14	18	15	32	42
Subordinated debentures	910	892	793	1,802	1,565
Total interest expense	7,424	7,675	7,369	15,099	14,751
Net Interest Income	78,645	76,706	71,248	155,351	141,352
Provision for loan losses	—	568	282	568	1,047
Net interest income after provision for loan losses	78,645	76,138	70,966	154,783	140,305
Non-Interest Income
Service charges and other fees	15,772	14,681	15,062	30,453	28,511
Miscellaneous loan fees and charges	1,163	1,021	1,142	2,184	2,299
Gain on sale of loans	8,257	5,992	7,600	14,249	13,030
(Loss) gain on sale of investments	(220)	108	(98)	(112)	(93)
Other income	1,787	2,450	2,096	4,237	4,748
Total non-interest income	26,759	24,252	25,802	51,011	48,495
Non-Interest Expense
Compensation and employee benefits	37,560	36,941	32,729	74,501	64,973
Occupancy and equipment	6,443	6,676	6,432	13,119	12,492
Advertising and promotions	2,085	2,125	2,240	4,210	4,167
Data processing	3,938	3,373	2,971	7,311	5,522
Other real estate owned	214	390	1,377	604	2,135
Regulatory assessments and insurance	1,066	1,508	1,006	2,574	2,311
Core deposit intangibles amortization	788	797	755	1,585	1,486
Other expenses	12,367	10,546	12,435	22,913	22,356
Total non-interest expense	64,461	62,356	59,945	126,817	115,442
Income Before Income Taxes	40,943	38,034	36,823	78,977	73,358
Federal and state income tax expense	10,492	9,352	7,488	19,844	16,353
Net Income	$30,451	28,682	29,335	59,133	57,005

Glacier Bancorp, Inc.
Average Balance Sheets

	Three Months ended
	June 30, 2016			June 30, 2015
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$731,432	$8,124	4.44%	$688,214	$7,942	4.62%
Commercial loans [1]	3,902,007	47,956	4.94%	3,439,432	41,343	4.82%
Consumer and other loans	666,212	7,906	4.77%	627,847	8,018	5.12%
Total loans [2]	5,299,651	63,986	4.86%	4,755,493	57,303	4.83%
Tax-exempt investment securities [3]	1,348,520	19,274	5.72%	1,315,849	19,022	5.78%
Taxable investment securities [4]	1,915,740	10,686	2.23%	1,848,222	9,655	2.09%
Total earning assets	8,563,911	93,946	4.41%	7,919,564	85,980	4.35%
Goodwill and intangibles	153,981			142,781
Non-earning assets	390,457			391,562
Total assets	$9,108,349			$8,453,907
Liabilities
Non-interest bearing deposits	$1,853,649	$—	—%	$1,693,414	$—	—%
NOW and DDA accounts	1,494,950	271	0.07%	1,343,474	258	0.08%
Savings accounts	901,367	108	0.05%	744,845	84	0.05%
Money market deposit accounts	1,398,230	540	0.16%	1,336,889	513	0.15%
Certificate accounts	1,033,866	1,558	0.61%	1,153,143	1,784	0.62%
Wholesale deposits [5]	326,364	2,083	2.57%	215,138	1,473	2.75%
FHLB advances	392,835	1,665	1.68%	315,104	2,217	2.78%
Repurchase agreements and other borrowed funds	498,643	1,199	0.97%	497,638	1,040	0.84%
Total funding liabilities	7,899,904	7,424	0.38%	7,299,645	7,369	0.40%
Other liabilities	94,220			89,751
Total liabilities	7,994,124			7,389,396
Stockholders’ Equity
Common stock	762			755
Paid-in capital	736,876			719,730
Retained earnings	365,385			329,781
Accumulated other comprehensive income	11,202			14,245
Total stockholders’ equity	1,114,225			1,064,511
Total liabilities and stockholders’ equity	$9,108,349			$8,453,907
Net interest income (tax-equivalent)		$86,522			$78,611
Net interest spread (tax-equivalent)			4.03%			3.95%
Net interest margin (tax-equivalent)			4.06%			3.98%
__________

[1]	Includes tax effect of $954 thousand and $645 thousand on tax-exempt municipal loan and lease income for the three months ended June 30, 2016 and 2015, respectively.

[2]	Total loans are gross of the allowance for loan and lease losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.

[3]	Includes tax effect of $6.6 million and $6.4 million on tax-exempt investment securities income for the three months ended June 30, 2016 and 2015, respectively.

[4]	Includes tax effect of $352 thousand and $362 thousand on federal income tax credits for the three months ended June 30, 2016 and 2015, respectively.

[5]	Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts.

Glacier Bancorp, Inc.
Average Balance Sheets (continued)

	Six Months ended
	June 30, 2016			June 30, 2015
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$728,851	$16,409	4.50%	$670,058	$15,703	4.69%
Commercial loans [1]	3,825,968	93,291	4.90%	3,361,582	80,948	4.86%
Consumer and other loans	660,025	15,616	4.76%	618,900	15,762	5.14%
Total loans [2]	5,214,844	125,316	4.83%	4,650,540	112,413	4.87%
Tax-exempt investment securities [3]	1,350,601	38,656	5.72%	1,309,049	37,515	5.73%
Taxable investment securities [4]	1,957,370	22,148	2.26%	1,876,372	20,409	2.18%
Total earning assets	8,522,815	186,120	4.39%	7,835,961	170,337	4.38%
Goodwill and intangibles	154,385			141,759
Non-earning assets	390,675			385,605
Total assets	$9,067,875			$8,363,325
Liabilities
Non-interest bearing deposits	$1,858,519	$—	—%	$1,655,981	$—	—%
NOW and DDA accounts	1,480,065	564	0.08%	1,327,491	526	0.08%
Savings accounts	882,565	212	0.05%	729,456	173	0.05%
Money market deposit accounts	1,402,474	1,092	0.16%	1,320,538	1,030	0.16%
Certificate accounts	1,052,460	3,123	0.60%	1,159,279	3,627	0.63%
Wholesale deposits [5]	330,745	4,364	2.65%	217,746	2,903	2.69%
FHLB advances	350,438	3,317	1.87%	307,581	4,412	2.85%
Repurchase agreements and other borrowed funds	510,104	2,427	0.96%	500,710	2,080	0.84%
Total funding liabilities	7,867,370	15,099	0.39%	7,218,782	14,751	0.41%
Other liabilities	95,461			88,952
Total liabilities	7,962,831			7,307,734
Stockholders’ Equity
Common stock	761			754
Paid-in capital	736,637			715,949
Retained earnings	358,461			321,936
Accumulated other comprehensive income	9,185			16,952
Total stockholders’ equity	1,105,044			1,055,591
Total liabilities and stockholders’ equity	$9,067,875			$8,363,325
Net interest income (tax-equivalent)		$171,021			$155,586
Net interest spread (tax-equivalent)			4.00%			3.97%
Net interest margin (tax-equivalent)			4.04%			4.00%
__________

[1]	Includes tax effect of $1.8 million and $1.2 million on tax-exempt municipal loan and lease income for the six months ended June 30, 2016 and 2015, respectively.

[2]	Total loans are gross of the allowance for loan and lease losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.

[3]	Includes tax effect of $13.2 million and $12.3 million on tax-exempt investment securities income for the six months ended June 30, 2016 and 2015, respectively.

[4]	Includes tax effect of $704 thousand and $724 thousand on federal income tax credits for the six months ended June 30, 2016 and 2015, respectively.

[5]	Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts.

Glacier Bancorp, Inc.
Loan Portfolio by Regulatory Classification

	Loans Receivable, by Loan Type				% Change from
(Dollars in thousands)	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Jun 30, 2015	Mar 31, 2016	Dec 31, 2015	Jun 30, 2015
Custom and owner occupied construction	$78,525	$68,893	$75,094	$56,460	14%	5%	39%
Pre-sold and spec construction	59,530	59,220	50,288	45,063	1%	18%	32%
Total residential construction	138,055	128,113	125,382	101,523	8%	10%	36%
Land development	61,803	59,539	62,356	78,059	4%	(1)%	(21)%
Consumer land or lots	95,247	93,922	97,270	98,365	1%	(2)%	(3)%
Unimproved land	70,396	73,791	73,844	76,726	(5)%	(5)%	(8)%
Developed lots for operative builders	13,845	12,973	12,336	13,673	7%	12%	1%
Commercial lots	26,084	23,558	22,035	20,047	11%	18%	30%
Other construction	206,343	166,378	156,784	126,966	24%	32%	63%
Total land, lot, and other construction	473,718	430,161	424,625	413,836	10%	12%	14%
Owner occupied	927,237	944,411	938,625	874,651	(2)%	(1)%	6%
Non-owner occupied	835,272	806,856	774,192	718,024	4%	8%	16%
Total commercial real estate	1,762,509	1,751,267	1,712,817	1,592,675	1%	3%	11%
Commercial and industrial	705,011	664,855	649,553	635,259	6%	9%	11%
Agriculture	421,097	372,616	367,339	374,258	13%	15%	13%
1st lien	867,918	841,848	856,193	802,152	3%	1%	8%
Junior lien	64,248	63,162	65,383	67,019	2%	(2)%	(4)%
Total 1-4 family	932,166	905,010	921,576	869,171	3%	1%	7%
Multifamily residential	198,583	197,267	201,542	195,674	1%	(1)%	1%
Home equity lines of credit	388,939	379,866	372,039	356,077	2%	5%	9%
Other consumer	156,568	150,047	150,469	147,427	4%	4%	6%
Total consumer	545,507	529,913	522,508	503,504	3%	4%	8%
Other	276,111	258,475	209,853	174,732	7%	32%	58%
Total loans receivable, including loans held for sale	5,452,757	5,237,677	5,135,195	4,860,632	4%	6%	12%
Less loans held for sale [1]	(74,140)	(40,484)	(56,514)	(53,201)	83%	31%	39%
Total loans receivable	$5,378,617	$5,197,193	$5,078,681	$4,807,431	3%	6%	12%

_______
[1] Loans held for sale are primarily 1st lien 1-4 family loans.

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification

	Non-performing Assets, by Loan Type				Non- Accrual Loans	Accruing Loans 90 Days or More Past Due	Other Real Estate Owned
(Dollars in thousands)	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Jun 30, 2015	Jun 30, 2016	Jun 30, 2016	Jun 30, 2016
Custom and owner occupied construction	$390	995	1,016	1,079	390	—	—
Pre-sold and spec construction	—	—	—	18	—	—	—
Total residential construction	390	995	1,016	1,097	390	—	—
Land development	12,830	18,190	17,582	20,405	2,128	—	10,702
Consumer land or lots	1,656	1,751	2,250	2,647	823	—	833
Unimproved land	12,147	11,651	12,328	12,580	8,109	—	4,038
Developed lots for operative builders	176	457	488	848	1	—	175
Commercial lots	1,979	1,333	1,521	2,050	217	—	1,762
Other construction	—	—	4,236	4,244	—	—	—
Total land, lot and other construction	28,788	33,382	38,405	42,774	11,278	—	17,510
Owner occupied	10,503	12,130	10,952	13,057	8,620	—	1,883
Non-owner occupied	4,055	4,354	3,446	3,179	3,378	—	677
Total commercial real estate	14,558	16,484	14,398	16,236	11,998	—	2,560
Commercial and industrial	7,123	6,046	3,993	5,805	5,789	1,313	21
Agriculture	3,979	3,220	3,281	2,769	2,544	1,435	—
1st lien	11,332	11,041	10,691	9,867	6,171	1,261	3,900
Junior lien	1,489	1,111	668	739	1,349	—	140
Total 1-4 family	12,821	12,152	11,359	10,606	7,520	1,261	4,040
Multifamily residential	432	432	113	—	432	—	—
Home equity lines of credit	5,413	5,432	5,486	4,742	4,898	382	133
Other consumer	275	280	228	164	168	1	106
Total consumer	5,688	5,712	5,714	4,906	5,066	383	239
Other	1,802	1,800	1,800	29	—	1,802	—
Total	$75,581	80,223	80,079	84,222	45,017	6,194	24,370

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Accruing 30-89 Days Delinquent Loans, by Loan Type				% Change from
(Dollars in thousands)	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Jun 30, 2015	Mar 31, 2016	Dec 31, 2015	Jun 30, 2015
Custom and owner occupied construction	$375	$—	$462	$—	n/m	(19)%	n/m
Pre-sold and spec construction	304	304	181	—	—%	68%	n/m
Total residential construction	679	304	643	—	123%	6%	n/m
Land development	37	198	447	—	(81)%	(92)%	n/m
Consumer land or lots	676	796	166	158	(15)%	307%	328%
Unimproved land	879	1,284	774	755	(32)%	14%	16%
Developed lots for operative builders	166	—	—	—	n/m	n/m	n/m
Commercial lots	—	—	—	66	n/m	n/m	(100)%
Other construction	—	—	337	—	n/m	(100)%	n/m
Total land, lot and other construction	1,758	2,278	1,724	979	(23)%	2%	80%
Owner occupied	2,975	4,552	2,760	4,727	(35)%	8%	(37)%
Non-owner occupied	5,364	1,466	923	8,257	266%	481%	(35)%
Total commercial real estate	8,339	6,018	3,683	12,984	39%	126%	(36)%
Commercial and industrial	4,956	4,907	1,968	6,760	1%	152%	(27)%
Agriculture	804	659	1,014	353	22%	(21)%	128%
1st lien	2,667	5,896	6,272	2,891	(55)%	(57)%	(8)%
Junior lien	1,251	759	1,077	335	65%	16%	273%
Total 1-4 family	3,918	6,655	7,349	3,226	(41)%	(47)%	21%
Multifamily Residential	—	—	662	671	n/m	(100)%	(100)%
Home equity lines of credit	2,253	2,528	1,046	2,464	(11)%	115%	(9)%
Other consumer	736	607	1,227	996	21%	(40)%	(26)%
Total consumer	2,989	3,135	2,273	3,460	(5)%	32%	(14)%
Other	36	40	97	41	(10)%	(63)%	(12)%
Total	$23,479	$23,996	$19,413	$28,474	(2)%	21%	(18)%

_______
n/m - not measurable

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Net Charge-Offs (Recoveries), Year-to-Date Period Ending, By Loan Type				Charge-Offs	Recoveries
(Dollars in thousands)	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Jun 30, 2015	Jun 30, 2016	Jun 30, 2016
Pre-sold and spec construction	$(37)	(28)	(53)	(23)	—	37
Land development	(2,342)	(100)	(288)	(807)	27	2,369
Consumer land or lots	(351)	(240)	66	(77)	25	376
Unimproved land	(46)	(34)	(325)	(86)	—	46
Developed lots for operative builders	(54)	(12)	(85)	(98)	—	54
Commercial lots	21	23	(26)	(3)	24	3
Other construction	—	—	(1)	(1)	—	—
Total land, lot and other construction	(2,772)	(363)	(659)	(1,072)	76	2,848
Owner occupied	(51)	(27)	247	271	8	59
Non-owner occupied	(3)	(1)	93	109	—	3
Total commercial real estate	(54)	(28)	340	380	8	62
Commercial and industrial	(112)	69	1,389	1,007	590	702
Agriculture	(1)	(1)	50	(7)	—	1
1st lien	245	47	834	(49)	315	70
Junior lien	(56)	(15)	(125)	(129)	68	124
Total 1-4 family	189	32	709	(178)	383	194
Multifamily residential	229	229	(318)	(29)	229	—
Home equity lines of credit	(25)	179	740	206	145	170
Other consumer	149	95	143	(3)	255	106
Total consumer	124	274	883	203	400	276
Other	313	10	(1)	—	846	533
Total	$(2,121)	194	2,340	281	2,532	4,653

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